UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CITIZENS BANCSHARES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF PROXY MATERIALS FOR THE SPECIAL SHAREHOLDERS MEETING

TO BE HELD ON MARCH 2, 2009

The Proxy Statement of Citizens Bancshares Corporation for the Special Meeting of Shareholders and form of Proxy are also available at www.ctbconnect.com under “Investor Information.”

The meeting will be held on March 2, 2009 at 10:00 a.m. at the Atlanta Life Financial Group, Herndon Plaza, 100 Auburn Avenue, N.E., Atlanta, Georgia. Shareholders are being asked (1) to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize the issuance of preferred stock, and (2) to grant management the authority to adjourn the Special Meeting to another time and date if such action is necessary for the Board of Directors to solicit additional proxies or attendance at the meeting.  The Board of Directors recommends approval of both actions.

To request an additional copy of the Proxy Statement and form of Proxy or for additional information regarding attendance at the Special Meeting and voting in person, you may call toll-free (888) 214-3099 and request Ms. Yowanda Knight or email Yowanda.Knight@CTBATL.com.